Exhibit 3

EXECUTION VERSION

 Lock-up Agreement

January 13, 2020

Jefferies LLC SVB
Leerink LLC Piper
Sandler & Co.
As Representatives of the Several Underwriters

c/o Jefferies LLC 520
Madison Avenue
New York, New York 10022

c/o SVB Leerink LLC
One Federal Street, 37th Floor
Boston, Massachusetts 02110

and

c/o Piper Sandler & Co. 345 Park
Avenue, Suite 1200 New York,
New York 10154

RE:     Keros Therapeutics, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.0001 per share, of the Company ("Shares") or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the "Offering") for which Jefferies LLC, SVB Leerink LLC and Piper Sandler & Co. will act as the representatives of the underwriters (in such capacity, the "Representatives"). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the "Underwriting Agreement") and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will use reasonable best efforts to cause any Family Member not to), subject to the exceptions set forth in this letter agreement, without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•
Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to:
(i)
transactions relating to Shares or Related Securities acquired in the Offering (other than any Company-directed Shares purchased in the Offering by an officer or director of the Company) or in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act will be required or will be voluntarily made during the Lock-up Period in connection with subsequent sales of Shares or Related Securities acquired in such open market transactions during the Lock-up Period;

(ii)
the transfer of Shares or Related Securities by gift, including, without limitation, to a charitable organization, or by will or intestate succession to a legal representative, heir, beneficiary or any Family Member of the undersigned or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

(iii)
the transfer or disposition of the undersigned's Shares or Related Securities to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which, in each such case, are held by the undersigned or any Family Member;

(iv)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the transfer or distribution of Shares or Related Securities to (x) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, (y) any investment fund or other entity controlling, controlled by, managing, managed by or under common control with the undersigned or affiliates of the undersigned, or (z) any limited partners, general partners, members, managers, managing members, directors, officers, employees, shareholders or other equity holders of the undersigned or of the entities described in the preceding clauses (x) and (y);

(v)	the transfer of Shares or any Related Securities by operation of law, including pursuant to a domestic order or negotiated divorce settlement;

(vi)
the exercise of stock options to purchase Shares granted under any equity incentive plan or share purchase plan of the Company described in the final prospectus relating to the Offering (the "Prospectus") by the undersigned, and the receipt by the undersigned from the Company of Shares upon such exercise, insofar as such option is outstanding as of the date of the Prospectus, or the vesting of an award of Shares and any related transfer of Shares to the Company in connection therewith, including those (x) deemed to occur upon the "cashless" or "net" exercise of such options or (y) for the purpose of paying the exercise price of such options or for paying taxes due as a result of the exercise of such options, the receipt of Shares upon such exercise or as a result of the vesting of such Shares; provided, that the underlying Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement, and provided, further, that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no Shares were sold by the reporting person and that Shares received upon exercise of the stock option are subject to this letter agreement with the underwriters of the Offering;

(vii)
the disposition of Shares to the Company, or the withholding of Shares by the Company, in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due with respect to the vesting of restricted stock granted under any equity incentive plan of the Company or pursuant to a contractual employment arrangement described in the Prospectus, insofar as such restricted stock is outstanding as of the date of the Prospectus; provided, further, that, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the relevant circumstances described in this clause (vii);

(viii)
the transfer of Shares to the Company in connection with the repurchase of Shares in connection with the termination of the undersigned's employment with the Company pursuant to a contractual agreement between the undersigned and the Company as in effect as of the date of the Prospectus;

(ix)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that (a) such plan does not provide for the transfer of Shares during the Lock-up Period and (b) the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, during the Lock-up Period; or

(x)
pursuant to a bona fide third-party tender offer for all outstanding Shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company's securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Shares or other such securities in connection with such transaction, or vote any Shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement;

provided however in the case of any transfer or distribution pursuant to clause (ii), (iii) and (iv), it shall be a condition to such transfer that:

•   each transferee, donee or distributee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee, donee or distributee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee, donee or distributee had been an original signatory hereto), and

•   prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor, transferee, distributor or distributee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In addition, if the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a maj or news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Company withdraws the registration statement relating to the Offering, (iii) the Underwriting Agreement is not executed by June 30, 2020 (provided that the Company may by written notice to the undersigned prior to June 30, 2020 extend such date for a period of up to an additional three months in the event that the Underwriting Agreement has not been executed by such date) or (iv) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Firm Shares, then in each case, this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IF AN INDIVIDUAL: ____________________________ (duly authorized signature)	IF AN ENTITY: Arkin Bio Ventures LP (please print complete name of entity)

Name: ______________________ (please print full name)	By: /s/ Moshe Arkin (duly authorized signature)
Name: Moshe Arkin (please print full name) Title: Director (please print full title)

Address: ______________________________ ______________________________	Address: 6 Ha’Choshlim St. Herzliya 46724 , Israel

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

Certain Defined Terms
Used in Letter Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:
•	"Call Equivalent Position" shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.
•	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
•
"Family Member" shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned's spouse, in each case living in the undersigned's household or whose principal residence is the undersigned's household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). "Immediate family member" as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•
"Lock-up Period" shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	"Put Equivalent Position" shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.
•
"Related Securities" shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	"Securities Act" shall mean the Securities Act of 1933, as amended.
•	"Sell or Offer to Sell" shall mean to:

-	sell, offer to sell, contract to sell or lend,
-	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position
-	pledge, hypothecate or grant any security interest in, or
-	in any other way transfer or dispose of,
in each case whether effected directly or indirectly.

•
"Swap" shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.